Exhibit 99.1

WRC Media Inc. 512 Seventh Avenue 22nd Floor New York, NY 10018

CONTACT:	Richard Nota
WRC Media Inc.
212-768-1150
Fax 212-768-1887
rnota@wrcmedia.com
www.wrcmedia.com

For Immediate Release

WRC MEDIA INC., A LEADING SUPPLEMENTARY EDUCATION PUBLISHER,
REPORTS THIRD QUARTER RESULTS

New York, NY, November 9, 2004 -WRC Media reported results for the third quarter and nine months ended September 30, 2004. Net revenues were $61.0 million in the 2004 third quarter or 10.2% higher than the 2003 third quarter. The net loss for the quarter of $3.3 million reflects a decline of $6.8 million from the net income of $3.5 million for the 2003 third quarter. Adjusted EBITDA(1) for the third quarter was $16.8 million, an increase of $0.1 million from the prior year period. Interest expense for the third quarter of 2004 was $13.7 million, an increase of $6.2 million over the third quarter of 2003 and includes $5.6 million of accrued dividends on our 15% Senior Preferred Stock in accordance with SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” which was adopted affective January 1, 2004.

For the nine months ended September 30, 2004, net revenues were $149.6 million compared to $146.6 million in the 2003 period. The net loss for the period increased to $32.1 million from $5.1 million for the nine months ended September 30, 2003. Adjusted EBITDA(1) for the nine months ended September 30, 2004 was $28.6 million, a decrease of $8.2 million from the prior year period. Interest expense for the nine months ended September 30, 2004 was $41.6 million, an increase of $19.8 million over the third quarter of 2003 and includes $16.2 million of accrued dividends on our 15% Senior Preferred Stock in accordance with SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” which was adopted affective January 1, 2004.

* * * * * * *

WRC Media Inc., a leading publishing and media company, creates and distributes innovative supplementary educational materials for the school, library, and home markets that are designed to help students reach their full learning potential. The company’s products are recognized for their consistent high quality and proven effectiveness in improving student performance and achievement.

WRC Media’s operating companies include AGS Publishing, a leading producer of behavior, ability, achievement and speech-language assessments for all ages, and publisher of high-interest, low-reading-level textbooks and curriculum-based assessment software and test preparation programs; CompassLearning™, a leading provider of research-driven, standard-based solutions to help teachers personalize learning and manage student performance; World Almanac Education Group, Inc., publisher of The World Almanac®, World Almanac for Kids, Facts On File® news periodicals and Internets services, Gareth Stevens books, and the Funk & Wagnalls® Encyclopedia; Weekly Reader Corporation, publisher of Weekly Reader® periodicals and other branded instructional materials for elementary, middle and high school students; and WRC Consumer and Custom Publishing Group, including Lifetime Learning Systems®, whose programs are customized for sponsors such as corporations, non-profits and government agencies that want to cost effectively reach targeted audiences through established channels.

Information in this press release may contain forward-looking statements, including statements regarding our expectations, beliefs, intentions or strategies that involve a number of risks, uncertainties, and assumptions. Should any of the risks or uncertainties develop into actual events, or our assumptions prove to be inaccurate, actual outcomes and results could differ materially from what is expressed in such forward-looking statements and these developments or inaccuracies could materially and adversely affect our business, financial condition and results of operations. Risks and uncertainties relating to WRC Media’s and its subsidiaries’ businesses are set forth in the documents and reports filed from time to time with the Securities and Exchange Commission.

Additional links:
www.wrcmedia.com
www.agsnet.com
www.compasslearning.com
www.weeklyreader.com
www.worldalmanac.com
www.worldalmanacforkids.com
www.facts.com
www.wae.cc
www.childu.com
www.garethstevens.com
www.thinkbox.com
www.lls-online.com

Footnotes to Press Release and Table of Condensed Consolidated Financial Results

1.	Adjusted EBITDA represents income (loss) before interest expense, taxes, depreciation, amortization and other (income) charges excluding restructuring reserve adjustments. Adjusted EBITDA data is a non-GAAP financial measure and is included in our discussion because we believe that this information may be considered by investors as an additional basis on which to evaluate WRC Media’s performance. Because all companies do not calculate Adjusted EBITDA identically, the presentation of Adjusted EBITDA in this press release is not necessarily comparable to similarly titled measures of other companies. Adjusted EBITDA is not intended to represent cash flow from operating activities and should not be considered an alternative to net income or loss (as determined in conformity with GAAP) as an indicator of the Company’s operating performance or to cash flow as a measure of liquidity. It is presented herein as we use it, in addition to operating income, to evaluate and measures each business unit’s performance. The Company also uses Adjusted EBITDA to evaluate management performance. Adjusted EBITDA may not be available for the Company’s discretionary use as there are requirements to repay debt, among other payments.

2.	Depreciation and amortization of intangibles includes amortization of capitalized software costs of and $0.5 and $2.0 million and $0.7 and $1.9 million, respectively, for the three and nine months periods ended September 30, 2003 and 2004, respectively, which are included in cost of goods sold in the condensed consolidated statements of operations.

3.	Cash paid for interest was approximately $2.7 and $16.2 million and $2.6 and $15.8 million, respectively, for the three and nine months periods ended September 30, 2003 and 2004.

WRC MEDIA INC.

CONDENSED CONSOLIDATED FINANCIAL RESULTS

For the three months ended September 30,

(Unaudited – Amounts in thousands)

	2003	2004

Net revenue	$55,389	$61,012
Costs and expenses:
Operating costs and expenses	38,927	44,684
Restructuring costs and non-recurring expenses	(576)	338
Depreciation	549	479
Amortization of intangibles assets	4,473	4,033

Total operating costs and expenses	43,373	49,534

Income from operations	12,016	11,478
Interest expense, including amortization of deferred financing costs	7,460	13,718
Other expenses, net	250	247

Income (loss) before income tax provision	4,306	(2,487)
Income tax provision	764	776

Net income (loss)	$3,542	$(3,263)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

Net income (loss)	$3,542	$(3,263)
Depreciation and amortization of intangibles (2)	5,497	5,192
Income taxes	764	776
Interest expense (3)	7,460	13,718
Restructuring and non-recurring expenses	(576)	338

Adjusted EBITDA (1)	$16,687	$16,761

WRC MEDIA INC.

CONDENSED CONSOLIDATED FINANCIAL RESULTS

For the nine months ended September 30,

(Unaudited – Amounts in thousands)

	2003	2004

Net revenue	$146,568	$149,621
Costs and expenses:
Operating costs and expenses	110,562	122,092
Restructuring costs and non-recurring expenses	905	1,035
Depreciation	1,769	1,405
Amortization of intangibles assets	13,164	12,328

Total operating costs and expenses	126,400	136,860

Income from operations	20,168	12,761
Interest expense, including amortization of deferred financing costs	21,828	41,628
Other expenses, net	1,169	771

Loss before income tax provision	(2,829)	(29,638)
Income tax provision	2,256	2,418

Net loss	$(5,085)	$(32,056)

Reconciliation of Net Loss to Adjusted EBITDA

Net loss	$(5,085)	$(32,056)
Depreciation and amortization of intangibles (2)	16,929	15,598
Income taxes	2,256	2,418
Interest expense (3)	21,828	41,628
Restructuring and non-recurring expenses	905	1,035

Adjusted EBITDA (1)	$36,833	$28,623